Exhibit 99.1

News release
July 12, 2011
For immediate release
CVPS:	Steve Costello: Office (802) 747-5427 – Pager (802) 742-3062
GMP:	Dotty Schnure: Office (802) 655-8418 – Pager (802) 450-2213
Gaz Métro :	Jean Charles Robillard : Office (514) 719-8201

CVPS TO MERGE WITH GMP INTO ONE STRONGER COMPANY
Combination will bring benefits to families and employers
Rutland to anchor Headquarters for Operations and Energy Innovation

RUTLAND, VT and MONTRÉAL, QC, July 12, 2011 – The leaders of Central Vermont Public Service Corporation (NYSE-CV) (CVPS) and Gaz Métro Limited Partnership (Gaz Métro) today announced that a definitive agreement for the sale of CVPS has been signed. This clears the path for the combination of CVPS and Green Mountain Power Corporation (GMP), a subsidiary of Gaz Métro, into one stronger utility for Vermonters.  The new agreement provides significant benefits for customers, community, employees and shareholders, including $144 million in customer savings over 10 years, a Vermont ownership interest in VELCO, and the establishment of the Headquarters for Operations and Energy Innovation in Rutland.

The all-cash transaction will provide CVPS shareholders $35.25 per common share, a 45 percent premium over the closing price of $24.32 immediately prior to the announcement of the previous agreement CVPS had reached with Fortis Inc. (Fortis).  The CVPS Board has terminated the agreement with Fortis after deeming “superior” the offer from Gaz Métro.

“CVPS and GMP will together become a stronger, more efficient enterprise, built on our deeply held mutual commitment to Vermont,” GMP President and CEO Mary Powell and CVPS President and CEO Larry Reilly said.  “We believe that this is not only a tremendous opportunity for CVPS and GMP, but for Vermont’s economy at this critical time.  Our combined resources will allow us to continue to provide competitively priced power, which is necessary for vibrant communities and a growing economy, and strengthen our commitment to low-carbon electricity in sync with the environmental ethic of our state.”

“The CVPS Board, first and foremost, had a legal responsibility to ensure the best possible deal for shareholders, but the board also wanted to ensure the best possible outcome for our customers, employees and the communities we serve, Rutland in particular,” said Bill Sayre, chairman of the CVPS Board of Directors.  “GMP shared that vision, and our agreement serves all of these constituencies, and ensures CVPS’s historic commitment to Rutland will continue.”

One stronger enterprise is good for customers and Vermont’s economy
The agreement provides a number of unique benefits for customers.  First, the combination of the two companies will deliver $144 million in savings for customers over the next decade – with even greater savings continuing into the future.  These savings will be achieved through more efficient distribution of resources, equipment and facilities throughout a more contiguous service territory, regulatory savings and improved purchasing leverage with vendors and service providers.  Savings will not be achieved through layoffs – other than some executive officers – but instead through natural retirements and turnover, which will allow for the smooth integration of both companies’ workforces.

“When we deliver $144 million in savings for families, businesses and communities that frees up $144 million that can be reinvested to strengthen Vermont,” said Mr. Reilly and Ms. Powell. “We have an obligation to the public that we operate in a transparent manner and keep costs as low as possible.”

“Also, through the contribution of VELCO stock to a public trust, this deal presents a dual benefit by helping our neighbors in need, as well as giving Vermonters an important ownership stake in the operation of the state’s most important transmission asset,” noted Mr. Reilly and Ms. Powell. The establishment of a public trust with $1 million in annual income to support a low-income rate program is made possible by an annual dividend generated through a contribution of VELCO stock, as well as an annual charitable contribution from the combined entity.  The contribution of VELCO stock to the public trust means that the new combined entity will hold less than 50 percent of VELCO voting stock, and control of VELCO will remain with Vermont entities.

Finally, there are a number of important ways that the combination of CVPS and GMP will improve reliability and service for Vermonters.  A contiguous service territory and one Operation Headquarters will streamline storm response to restore power faster and reduce the overall frequency and duration of outages.  Also, with the benefit of the combined utility’s information technology resources, it will be able to move basic services online more swiftly, and allow customer service representatives to provide more personalized service, which will be especially important for the implementation of the statewide Smart Grid initiative.

New benefits for Rutland
The companies agreed that CVPS’s historic commitment to its hometown of Rutland will remain part of the new utility’s corporate culture.  To ensure that commitment, the merged company will locate its Headquarters for Operations and Energy Innovation in Rutland, and pledge to build on CVPS’s extensive community support efforts.

“When the communities we serve succeed, we succeed,” said Ms. Powell. “In talking with local leaders in recent weeks, I can’t help but be excited about all that is happening in Rutland.  Making sure that the Rutland region maintains a strong utility presence is important – but it is as important for us to be a catalyst for job growth.  With the right mix of public and private sector support, I know that Rutland will be a strong economic engine in our state.”

The Headquarters for Operations and Energy Innovation will be the combined company’s command post for utility operations.  On the energy innovation side, the headquarters will include staff focused on creative generation solutions, such as distributed generation and renewable energy projects.  The nature of the work will mean enhancing appropriate staff at the Rutland headquarters.

In addition to locating the Operations Headquarters in Rutland, the combined company will:

•
Commit to no layoffs other than some executive officer positions due to the consolidation, nor the mandatory relocation of Rutland employees.  Under the combined company’s plan for customer savings, natural retirements and turnovers will be proportional between CVPS and GMP;

•
Work with local leaders to find space in the downtown for a new facility – with a strong preference towards rehabilitating vacant downtown space – and work on a plan to repurpose existing CVPS facilities;

•
Create a $100,000 “Open for Business” fund, to be administered by Rutland’s Downtown Partnership, to help continue the revitalization of downtown Rutland by subsidizing rent for several new businesses for up to two years.  CVPS will provide half the funds immediately, with GMP providing the second half at closing;

•
Create a $100,000 “Green Growth” fund, to be administered by the Rutland Economic Development Corporation (REDC), to support specific initiatives to advance green sector jobs and technologies. CVPS will provide half the funds immediately, with GMP providing the second half at closing;

•
Kick-start a significant new “Solar City” program in Rutland.  Building on CVPS’s renewable energy success with CVPS Cow Power™ and other programs, GMP will bring its expertise in solar power to develop ideas such as a commercial-size solar orchard, small-scale backyard and rooftop solar, and deployment of other renewable energy technology.  In the coming weeks, a committee of Rutland region leaders and interested residents will be announced to help develop these ideas and recommend a direction for the effort.

“GMP has clearly listened to and addressed concerns Rutland leaders and residents have voiced since their offer was made public,” Rutland Mayor Christopher Louras said.  “Ultimately I would have preferred that CVPS remain an independent company headquartered here, but through the agreement, significant, meaningful commitments to Rutland are made, especially related to local jobs, and therefore, I endorse the merger.  Making Rutland the Headquarters for Operations and Energy Innovation is important to the region, and the commitments to downtown, REDC, solar development and ongoing community support have convinced me that the new merged company will be a leading corporate citizen just as CVPS has been.  GMP’s commitment to a plan that any positions unfilled through natural turnover and retirement will be proportional, that CVPS will not face disproportional losses, and that relocations will not be used to reduce local jobs, was also critical to me and the City of Rutland.”

“We are committed to Rutland and the unique and meaningful community programs CVPS has developed here, including Shareheat, the Gift-of-Life Marathon, osprey conservation and the company’s corporate giving program,” Ms. Powell said.

“We are also mindful that this new statewide utility will be serving more than 250,000 customers located across Vermont: from St. Albans to Bennington, Brattleboro to St. Johnsbury, and west across Route 2 through the capital district back to Chittenden County – and most of the towns in between,” Ms. Powell noted.  “These communities are important economic drivers for Vermont, so our services and focus must be statewide.”

Maximize employee knowledge and experience
“Both CVPS and GMP are blessed with great employees, and it will be a privilege to meet and work alongside the CVPS staff,” said Ms. Powell.  “As we write the next chapter in the story of these great companies, we must harness the experience and know-how of all employees to be the best-of-the-best for our customers.”

To achieve the maximum benefits of a combination of GMP and CVPS, a transition committee, to be co-chaired by Ms. Powell and Mr. Reilly, will be created.  The committee will look at the operations and business processes of each company in detail, identify best practices and craft a plan to provide customers of the combined company with the best service possible.  Through this process, a combined organizational structure will be developed, which will be staffed by the strongest team of executives and professional staff available – regardless of which legacy company they came from.  This substantial effort will begin soon, but will take months to complete.

“This combination is a unique opportunity that will allow employees at both companies to provide quality service to our customers well into the future, while maintaining the important local bonds that set Vermont utilities apart,” added Mr. Reilly and Ms. Powell.  “That’s why the CVPS and GMP teams are committed to working closely together during this transition to ensure that our customers benefit directly from this combination.  We want to be sure that when the merger is complete we deliver tremendous value for our customers, exciting opportunities for our employees, and the same deep commitment to our communities and Vermont.”

Shareholder benefits
In addition to customer and community benefits, CVPS shareholders will also benefit as a result of the agreement between CVPS and Gaz Métro.  Not only is the purchase price of $35.25 per common share, a 45 percent premium over the pre-Memorial Day closing price of $24.32, CVPS shareholders will retain the right to receive CVPS’s regular quarterly dividend of $0.23 per share until closing.

“Gaz Métro is excited to expand its operations in Vermont through the combination of CVPS and GMP,” said Gaz Métro President and CEO Sophie Brochu.  “We believe that the combination of CVPS and GMP will prove deeply beneficial to our customers.  Both companies share a vigorous commitment to community and customer service that is consistent with our corporate approach.”

“Our philosophy is to rely on experienced local management and provide them the capital they need to grow and thrive,” added Ms. Brochu. “Mary Powell will be the president and CEO of the combined company, and she will assemble a strong local leadership team to guide the company forward.”

The sale is subject to approval of CVPS common shareholders, and U.S. federal and state regulators, and is expected to be completed in approximately six to 12 months. Following the completion of the transaction, CVPS and GMP’s combined operations will join Vermont Gas Systems and Portland Natural Gas Transmission Systems under Gaz Métro’s wholly owned Vermont-based subsidiary, Northern New England Energy Corporation.

BMO Capital Markets acted as Gaz Métro’s financial advisor.  Legal counsel to Gaz  Métro was provided by Osler, Hoskin & Harcourt LLP.  Lazard Ltd. advised CVPS.  Legal counsel to CVPS was provided by Sidley Austin LLP, Loeb & Loeb LLP, and Downs Rachlin Martin PLLC.

About Central Vermont Public Service
CVPS, the largest electric utility in Vermont, serves nearly 160,000 customers in 163 cities and towns across Vermont.  CVPS has 530 employees.  The company is a three-time winner of the Edison Electric Institute’s national Emergency Recovery Award, and CVPS Cow Power™ won the 2009 U.S. Department of Energy Utility Green Program of the Year Award.  CVPS has been listed by Forbes Magazine as one of the most trusted companies in America for 60 straight months.

About Green Mountain Power
Green Mountain Power generates, transmits, distributes and sells electricity in Vermont and is a leader in wind and solar generation. It serves more than 96,000 customers. www.greenmountainpower.com.

About Gaz Métro
With over $3.6 billion in assets, Gaz Métro is Quebec’s leading natural gas distributor. Its 10,000 kilometer network serves 300 municipalities. Gaz Métro has operated in this regulated industry since 1957 and is the trusted energy provider to its customers in Quebec and Vermont, who choose natural gas for its competitive price, efficiency, comfort and environmental benefits. Gaz Métro is also present in the electricity distribution market and is involved in natural gas transportation and storage, the development of projects such as wind power, natural gas as fuel for the transportation industry, and biomethanation. Gaz Métro is committed to the satisfaction of its customers, partners, employees and the communities it serves. www.gazmetro.com.

Important Additional Information
This communication does not constitute a solicitation of any vote or approval.  This communication is being made in respect of the proposed merger transaction involving CVPS.  The proposed merger will be submitted to the stockholders of CVPS for their consideration.  In connection therewith, CVPS will file a preliminary proxy statement and a definitive proxy statement with the Securities and Exchange Commission (the “SEC”).  CVPS also plans to file other documents with the SEC regarding the proposed transaction. CVPS URGES INVESTORS AND SECURITY HOLDERS OF CVPS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed or delivered to CVPS’s stockholders. In addition, stockholders will be able to obtain the proxy statement and other relevant documents filed by CVPS with the SEC free of charge at the SEC’s website at www.sec.gov, or at CVPS’s website at www.cvps.com by clicking on the link “SEC Filings.”

Participants in the Solicitation
CVPS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CVPS in connection with the proposed transaction. Information about CVPS and its directors and executive officers, and their ownership of CVPS’s securities, is set forth in the proxy statement for the annual meeting of stockholders of CVPS held on May 3, 2011, which was filed with the SEC on March 24, 2011 and which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement relating to the proposed merger and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements
Statements contained in this press release that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from the liability established by the Private Securities Litigation Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  Some of the factors that could cause actual results to differ materially from those expressed in such forward-looking statements include: the occurrence of any event, effect or change that could give rise to a termination of the definitive agreement entered into with Gaz Métro; the outcome of any legal proceedings that may be instituted against CV and others following announcement of the agreement; the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the transaction, including the receipt of certain regulatory approvals; risks that the proposed transaction disrupts current plans and operations and creates potential difficulties in employee retention; and the amount of the costs, fees, expenses and charges related to the transaction.

These and other risk factors are detailed in CV's Securities and Exchange Commission filings. CV cannot predict the outcome of any of these matters; accordingly, there can be no assurance that such indicated results will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release. CV does not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this press release.